Exhibit 99.1

MCEWEN MINING: Normal Operation Restored in Mexico

TORONTO, March 29, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report that activities at its El Gallo Project in Mexico have been restored following successful resolution of the concerns raised by members of the nearby communities. A new 10-year agreement has been reached providing additional support to the communities and greater long-term certainty for the El Gallo operation.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com Join our email list for updates: https://www.mcewenmining.com/contact-us/

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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